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                         REGISTRATION RIGHTS AGREEMENT



     This Registration Rights Agreement (this "Agreement") is made as of
June 19, 1997 by and between Gamma Biologicals, Inc., a Texas corporation (the "Company") and Cyn Del & Company, Inc., a _______________ corporation ("Cyn Del").

     WHEREAS, on the date hereof, Cyn Del received a warrant for the purchase of 100,000 shares of restricted common stock, par value $0.10 per share (the "Stock"), of the Company pursuant to that certain Consulting Agreement dated the same date hereof by and between the Company and Cyn Del (the "Consulting Agreement"); and

     WHEREAS, the Company desires to grant Cyn Del certain registration rights in respect of the Stock, as set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

     1.   CERTAIN DEFINITIONS.

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Holder" shall mean any distributee of the Stock. All of such distributees shall be collectively referred to as the "Holders".

     "Registrable Securities" shall mean the Stock.

     The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with Sections
2.1 and 2.2, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel of the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).
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     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered on behalf of Cyn Del and/or any Holder and, except as set forth above, all fees and disbursements of counsel for Cyn Del and any Holder.

     "Underwritten Public Offering" shall mean a public offering in which the common stock is offered and sold on a firm commitment basis through one or more underwriters, all pursuant to an underwriting agreement between the Company and such underwriters.

     2.   REGISTRATION RIGHTS.

     2.1  Piggy-Back Registration.

     (a) Notice of Registration. Subject to the terms hereof, if at any time within five (5) years after the date hereof the Company shall determine to register any of its securities (except for registration statements relating to employee benefit plans or exchange offers), either for its own account or the account of a securityholder, the Company will:

          (i)   promptly give to Cyn Del written notice thereof; and

          (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in the underwriting involved therein, the Registrable Securities if Cyn Del or any Holder unconditionally requests in a writing delivered to the Company within ten (10) days after Cyn Del's receipt of the Company's written notice delivered pursuant to Section 2.1(a)(i). If no such notice is received by the Company in the time period set forth above, the Company shall have no further registration obligations with respect to the Stock in such registration.

     (b) Underwriting. If any registration statement is an Underwritten Public Offering, the right of Cyn Del and/or any Holder to registration pursuant to this Section 2.1 shall be conditioned upon Cyn Del's and/or any such Holder's participation in such reasonable underwriting arrangements as the Company shall make regarding the offering, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein. Cyn Del, any Holder and all other securityholders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting ) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provisions of this Section 2.1, if the managing underwriter concludes in its reasonable judgment that the number of shares to be registered for selling securityholders (including Cyn Del and/or any Holder) would materially adversely effect such offering, the number of shares of Stock to be registered, together with the

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number of shares of common stock or other securities held by other securityholders proposed to be registered in such offering, shall be reduced on a pro rata basis based on the number of shares of Stock proposed to be sold by Cyn Del and/or any Holders as compared to the number of shares proposed to be sold by all securityholders.

     (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not Cyn Del and/or any Holder has elected to include securities in such registration.

     2.2 Demand Registration. At any time within five (5) years after the date hereof, Cyn Del and/or any Holder may, on not more than one (1) occasion, make a written request to the Company to register under the Securities Act all of its Registrable Securities on the applicable registration form to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.
After receipt of such a request, the Company shall effect the registration of the Registrable Securities that the Company has been requested to register as soon as practicable. In no event shall any person other than Cyn Del or any Holder be entitled to include any shares of common stock of the Company in any registration statement filed pursuant to this Section 2.2 unless otherwise consented to in writing by Cyn Del. Nothing in this Section 2.2 shall be construed as requiring the Company to offer the Registrable Securities in an Underwritten Public Offering.

     2.3 Expenses of Registration. All Registration Expenses incurred in connection with all registrations pursuant to Sections 2.1 and 2.2 shall be borne by the Company. Unless otherwise stated herein, all Selling Expenses relating to securities registered on behalf of Cyn Del and/or any Holder under Sections 2.1 and 2.2 shall be borne by Cyn Del and/or the Holders; provided, however, that Cyn Del shall bear any accounting expenses resulting from a registration pursuant to Section 2.2.

     2.4 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep Cyn Del advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

     (a) prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective until the distribution described in such registration statement has been completed;

     (b) if necessary, furnish to each underwriter such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such underwriter may reasonably request in order to facilitate the public sale of the Stock by such underwriter, and promptly furnish to each underwriter and Cyn Del notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities, and notice of any securities exchange listing; and

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     (c) cause the Stock to be listed on each securities exchange on which the
Common Stock is approved for listing.

     2.5  Certain Information.

     (a) Cyn Del and each of the Holders agrees, with respect to any of its or his Registrable Securities included in any registration, to furnish to the Company such information regarding Cyn Del and/or such Holder, its or his Registrable Securities and the distribution proposed by Cyn Del and/or such Holder, as applicable, as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in Section 2.1 or Section 2.2.

     (b) The failure of Cyn Del and/or any Holder to furnish the information requested pursuant to Section 2.5(a) shall not affect the obligation of the Company to the other selling securityholders who furnish such information unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the legality of the Registration Statement or the underlying offering.

     3.   MISCELLANEOUS.

     3.1 Governing Law. This Agreement shall be governed by the laws of the State of Texas, without regard to principles of conflicts of laws.

     3.2 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. This Agreement, or any provision hereof, may be amended, waived, discharged or terminated upon the written consent of the Company and Cyn Del.

     3.3 Non-Assignment. This Agreement shall be not assignable by Cyn Del and Cyn Del's registration rights hereunder shall not inure to the benefit of any successor to Cyn Del.

     3.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger including Federal Express or similar courier service, addressed (a) if to Cyn Del, to Cyn Del & Co., Inc., 26 Ludlam Avenue, Bayville, New York 11709, or (b) if to the Company, to Gamma Biologicals, Inc., 3700 Mangum Road, Houston, Texas 77092, or at such other address as the Company shall have furnished in writing to Cyn Del. Each such notice or other communication shall for all purposes of this Agreement be treated as effective upon receipt.

     3.5 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor

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shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

     3.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     3.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     3.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective upon the date first set forth above.

                                            GAMMA BIOLOGICALS, INC.


                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________



                                            CYN DEL & CO., INC.

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

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